Exhibit 99.1

Prospect Global Resources Schedules Analyst and Investor Day for February 5 in New York City

DENVER, CO, January 8, 2013 — Prospect Global Resources, Inc. (NASDAQ: PGRX) today announced that it will host an analyst and investor day on Tuesday, February 5, 2013, in New York City.

The meeting, to be held at 12:30 p.m. at the St. Regis Hotel, 2 East 55th Street, will be open to the public, including research analysts, institutional and retail investors, and members of the media.

Speaking on behalf of Prospect Global will be Chief Executive Officer and President Patrick L. Avery, Chief Operating Officer and Executive Vice President Brian Wallace and Chief Financial Officer and Executive Vice President Damon G. Barber.

About Prospect Global Resources Inc. [PGRX]:

Prospect Global Resources Inc. is a Denver-based company engaged in the exploration and development of a large, high-quality potash deposit located in the Holbrook Basin of eastern Arizona.

CONTACT:

Investors and Analysts:

Greg Dangler, +1-303-990-8405

Media:

Thomas Mulligan, +1-212-573-6100